EXHIBIT 10(24)




     TO:       Mike Rose

     FROM:     Neil Barnhart

     DATE:     April 28, 1995

     RE:       Treatment of Your Stock Options In Spin-Off
               -------------------------------------------



     When the spin-off becomes effective, The Promus Companies Incorporated (referred to in this memo as the Company or Promus) will change its name to Harrah's Entertainment, Inc. You will remain an employee of Harrah's Entertainment, Inc. and you will also be an employee of Promus Hotel Corporation.

     The Company has addressed the issue of how to treat the stock options of employees in the context of the spin-off. After consideration of all factors, the Company has decided employees going with Harrah's Entertainment, Inc. will receive adjusted options of Harrah's Entertainment, Inc. and employees going with Promus Hotel Corporation will receive adjusted options of Promus Hotel Corporation.

     Since you will be an employee with both companies, your options will be allocated in proportion to the salary that will be initially paid to you by each company. Harrah's Entertainment, Inc. will be paying 58.33% of your total salary and Promus Hotel Corporation will be paying 41.67% of your total salary. Accordingly, the following actions will be taken with respect to your options on the effective date of the spin-off.

     (1) In lieu of 41.67% of your options to purchase Promus stock, you will receive substitute replacement options to purchase stock of Promus Hotel Corporation. Your remaining options to purchase Promus stock (58.33% of your options) will become options to purchase stock of Harrah's Entertainment, Inc.

     (2) The number and price of both the Promus Hotel Corporation options and the Harrah's Entertainment, Inc. options you receive will be adjusted so the approximate "spread value" of your existing Promus options is carried over to the replacement options.

          The formulas for these adjustments are as follows:

                      Harrah's Entertainment, Inc. Options
                      ------------------------------------

          # of       Pre-Spin Promus Market Price       New #
          Promus  X  ----------------------------  =    of Harrah's
          Options    Post-Spin Harrah's Market Price    Ent. Options


          Exercise     Post-Spin Harrah's Market Price     New Exercise
          Price of  X  -------------------------------  =  Price of
          Promus       Pre-Spin Promus Market Price        Harrah's
          Options                                          Ent. Options


                        Promus Hotel Corporation Options
                        --------------------------------

          # of       Pre-Spin Promus Market Price     New #
          Promus  X  ----------------------------  =  of Hotel
          Options    Post-Spin Hotel Market Price     Options

          Exercise      Post-Spin Hotel Market Price     New Exercise
          Price of   X  ----------------------------  =  Price
          Promus        Pre-Spin Promus Market Price     of Hotel
          Options                                        Options


          The Pre-Spin Promus Market Price will be the closing price of Promus stock on the New York Stock Exchange on the date the Promus Hotel Corporation stock dividend is distributed. This would be the final market price of Promus stock before giving effect to the dividend.

          The Post-Spin Harrah's Market Price will be the average closing price of Harrah's Entertainment, Inc. stock on the New York Stock Exchange for the ten trading days immediately after the date the Promus Hotel Corporation stock dividend is distributed.

          The Post-Spin Hotel Market Price will be the average closing price of Promus Hotel Corporation stock on the New York Stock Exchange for the ten trading days immediately after the date the Promus Hotel Corporation stock dividend is distributed.

          Please refer to the Attachment to this memo that illustrates how these adjustments will work to preserve the approximate spread value of your options.

     (3) All other terms and conditions of your Promus options will carry over to the Promus Hotel Corporation options. The vesting schedule for your options will not change. The adjustments will apply to all of your options (vested or unvested) that are outstanding and unexercised as of the spin-off date.

     The closing of the spin-off is subject to various conditions. If the transaction does not close, your stock options will remain unchanged.

     Please indicate your acceptance of this program by signing and returning this memo. If you have any questions or would like more information, please feel free to call me.



NFB/kmr


ACCEPTED:

MICHAEL D. ROSE
------------------------
Michael D. Rose

                                   Attachment
                        Promus Stock Options Granted To
                                 Michael D. Rose


                         Promus Options           Promus Options
                         to be Adjusted for       to be Adjusted for
Promus Options           Harrah's Ent. Options    Hotel Options
--------------           ---------------------    -------------------

135,000/$9.00            x 58.33% = 78,745        x 41.67% = 56,255

105,000/$15.6667         x 58.33% = 61,246        x 41.67% = 43,754

49,000/$31.6875          x 58.33% = 28,582        x 41.67% = 20,418

30,000/$49.4375          x 58.33% = 17,499        x 41.67% = 12,501


Harrah's Entertainment Options -- Adjustment Example
----------------------------------------------------

     Assume the "Pre-Spin Promus Market Price" is $35 per share. Assume the "Post-Spin Harrah's Market Price is $25 per share.

                          35
     #   78,745 options x --  = 110,243  Harrah's Entertainment Options
                          25

                     25
     Price   $9.00 x --  = $6.42 Exercise Price
                     35

          Similar adjustments would be made to the other options.

Promus Hotel Corporation Options -- Adjustment Example
------------------------------------------------------

     Assume the "Pre-Spin Promus Market Price" is $35 per share and the "Post-Spin Hotel Market Price" is $20 per share.

                          35
     #   56,255 options x --  = 98,446 Promus Hotel Options
                          20

                     20
     Price   $9.00 x --  = $5.14 Exercise Price
                     35

          Similar adjustments would be made to the other options.

Note:  Actual market prices could be different.  This would in turn change the
----
outcome of the examples.